Exhibit 99.2
Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Grupo Vasconia, S.A.B.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of comprehensive income, cash flows, and changes in stockholders’ equity of Grupo Vasconia, S.A.B. and subsidiaries (the “Company”) for the year ended December 31, 2017, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended December 31, 2017, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

Differences from U.S. Generally Accepted Accounting Principles

International Financial Reporting Standards as issued by the IASB vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 24 to the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

KPMG CARDENAS DOSAL, S.C.

/s/ Erick G. Aguilar
Erick G. Aguilar

We served as the Company’s auditor from 2014

Mexico City, Mexico
March 15, 2018